                                                                   EXHIBIT 24.4

                               POWER OF ATTORNEY

                                 PNC Bank Corp.
                      1997 Long-Term Incentive Award Plan

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Director of PNC Bank Corp. (the "Corporation"), a Pennsylvania corporation, hereby names, constitutes and appoints Walter E. Gregg, Jr., Melanie S. Cibik and Steven L. Kaplan, or each of them, with full power of substitution, such person's true and lawful attorney-in-fact and agent to execute in such person's name, place and stead, in any and all capacities, a post-effective amendment to Registration Statement on Form S-8 (No. 33-54960) and/or a new Registration Statement on Form S-8 (or other appropriate form) for the registration under the Securities Act of 1933, as amended, of the PNC Bank Corp. 1997 Long-Term Incentive Award Plan, which renames, amends and restates the PNC Bank Corp. 1992 Long-Term Incentive Award Plan, and to execute in such person's name, place and stead, in any and all capacities, any and all amendments to any said Registration Statements.

And such person hereby ratifies and confirms all that said attorney or attorney-in-fact, or any substitute, shall lawfully do or cause to be done by virtue hereof.

Witness the due execution hereof by the following person in the capacities indicated as of this April 22, 1997.

NAME/SIGNATURE                                              CAPACITY
--------------                                              --------

/s/ VINCENT A. SARNI
--------------------                                        Director
    Vincent A. Sarni